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[LOGO OF
MANATT PHELPS
PHILLIPS APPEARS
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                                                                     EXHIBIT 5.1
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September 30, 1998                                            File No: 14359-043


Greater Bay Bancorp
2860 West Bayshore Road
Palo Alto, California  94303

          RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

          We have acted as special counsel to Greater Bay Bancorp, a California corporation ("GBB") and GBB Capital II, a statutory business trust formed at the direction of GBB under the laws of the State of Delaware ("GBB Capital II"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on or about September __, 1998 (the "Registration Statement"). The Registration Statement relates to (i) the issuance by GBB Capital II of up to and including $30.0 million aggregate Liquidation Amount of Floating Rate Capital Securities, Series B (the "Exchange Capital Securities"), in exchange for up to and including $30.0 million aggregate Liquidation Amount of its outstanding Floating Rate Capital Securities, Series A (the "Original Capital Securities"); (ii) the issuance by GBB to GBB Capital II, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the Exchange Capital Securities, of GBB's Floating Rate Junior Subordinated Deferrable Interest Debentures due September 15, 2028, Series B (the "Exchange Junior Subordinated Debentures"), in exchange for a comparable aggregate principal amount of GBB's outstanding Floating Rate Junior Subordinated Deferrable Interest Debentures due September 15, 2028, Series A (the "Original Junior Subordinated Debentures"); and (iii) the Series B Capital Securities Guarantee by GBB (the "Exchange Guarantee") in connection with the Exchange Capital Securities, and as further described in the Registration Statement (the "Offering").

          For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

          1. The Articles of Incorporation of GBB, certified by the California Secretary of State as of September 25, 1998;

          2. The Bylaws of GBB, certified by the Assistant Secretary of GBB as of September 30, 1998;

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MANATT, PHELPS & PHILLIPS, LLP
  Greater Bay Bancorp
  September 30, 1998
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          3.  The Registration Statement;

          4. The Indenture between GBB and Wilmington Trust Company ("WTC"), dated as of August 12, 1998, filed as Exhibit 4.1 to the Registration Statement (the "Indenture");

          5.  The Form of Exchange Junior Subordinated Debenture, filed as
Exhibit 4.2 to the Registration Statement;

          6. The Registration Rights Agreement among Greater Bay Bancorp, GBB Capital II, and Sandler O'Neill & Partners, L.P., dated as of August 7, 1998, filed as Exhibit 4.3 to the Registration Statement;

          7. The Amended and Restated Trust Agreement of GBB Capital II, among GBB, WTC and the Administrative Trustees named therein dated as of August 12, 1998, filed as Exhibit 4.5 to the Registration Statement;

          8. The Form of Exchange Capital Security Certificate, filed as Exhibit A-1 to Exhibit 4.6 to the Registration Statement;

          9. The Exchange Guarantee, filed as Exhibit 4.9 to the Registration Statement; and

          10. Resolutions adopted at a meeting of the Board of Directors of GBB held on July 21, 1998 pertaining to the Offering.

          With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of GBB such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice without investigation. We also have obtained and relied upon certificates and other communications from governmental authorities as to matters concerning the due incorporation, valid existence and good standing of GBB, and our opinion with respect to such matters is based solely upon such certificates.

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MANATT, PHELPS & PHILLIPS, LLP
  Greater Bay Bancorp
  September 30, 1998
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     Based upon and subject to the foregoing, we are of the opinion that:

              (1) Following effectiveness of the Registration Statement and when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Original Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the Exchange Junior Subordinated Debentures will constitute binding obligations of GBB enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Exchange Junior Subordinated Debentures are considered in a proceeding in equity or at law); and

              (2) Following effectiveness of the Registration Statement and when executed by GBB and WTC, as Guarantee Trustee, and delivered as contemplated in the Registration Rights Agreement, the Exchange Guarantee will constitute a binding obligation of GBB enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential
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MANATT, PHELPS & PHILLIPS, LLP
  Greater Bay Bancorp
  September 30, 1998
  Page 4

transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Exchange Guarantee is considered in a proceeding in equity or at law).

          The foregoing opinion is also subject to the following comments and qualifications:

          (a) The enforceability of certain provisions of the Exchange Junior Subordinated Debentures and the Exchange Guarantee may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

          (b) The enforceability of provisions in the Exchange Junior Subordinated Debentures and the Exchange Guarantee, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

          (c) We advise you that, under certain circumstances, a guaranty executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is deemed to be liable as a primary obligor, it is likely that the guarantor also will be entitled to the rights and defenses otherwise available to a primary obligor.

          (d) We also advise you of California statutory provisions and case law, including defenses set forth in Union Bank v. Gradsky, 265 Cal.App. 2d 40
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(1968) and defenses arising from California Civil Code Section 2787 et seq.
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relating to suretyship defenses or rights of redemption, to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impairs the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor. However, there is also authority to the effect that a guarantor may validly waive such rights, if such waivers are expressly set forth in the guaranty. While we believe that a California court should hold that the explicit language contained in the Guarantee waiving such rights should be enforceable, we express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of GBB Capital II which materially increases such obligations;
(ii) any election of remedies by GBB Capital II following the occurrence of an event of default; or (iii) any other action by GBB Capital II which materially prejudices any guarantor, if, in any such instance, such modification, election or action occurs without notice to any guarantor and without granting to any guarantor an opportunity to cure any default by GBB Capital II.
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MANATT, PHELPS & PHILLIPS, LLP
  Greater Bay Bancorp
  September 30, 1998
  Page 5

          Our opinions set forth herein relate solely to the Exchange Junior Subordinated Debentures and the Exchange Guarantee and not to any separate agreement or undertaking which is referenced therein or the performance of which is a condition to the enforceability thereof.

          Our opinions set forth herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

          This opinion is limited to the current laws of the State of New York, the State of California, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of New York or the State of California be changed by legislative action, judicial decision or otherwise.

          Capitalized terms used herein have the meanings ascribed to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                              Very truly yours,

                              /s/ Manatt, Phelps & Phillips, LLP

                              Manatt, Phelps & Phillips, LLP